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                                                                 Exhibit 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46146, 333-86531, and 333-74061) of
Invitrogen Corporation of our report dated January 24, 2000 relating to the financial statements of Life Technologies, Inc. included in the Company's Annual Report on Form 10-K for the years ended December 31, 1999 which is incorporated in this Current Report on Form 8-K of Invitrogen Corporation.

/s/ PricewaterhouseCoopers LLP


McLean, Virginia
September 27, 2000